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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
       Date of Report (Date of earliest event reported) October 19, 1998
                                                                ---------

                        Elgin National Industries, Inc.
             (Exact name of registrant as specified in its charter)

            Delaware                    333-43523               36-3908410
(State or other jurisdiction of      Commission File No.     (I.R.S. Employer
incorporation or organization)                              Identification No.)

     2001 Butterfield Road, Suite 1020, Downers Grove, Illinois 60515-1050
                    (Address of principal executive offices)

                         Telephone Number: 630-434-7243
              (Registrant's telephone number, including area code)
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Item 4.  Changes in Registrant's Certifying Accountants.

(a)  Dismissal of Former Accountant.

  On October 19, 1998 Elgin National Industries, Inc. (the "Company") dismissed PricewaterhouseCoopers L.L.P. (PricewaterhouseCoopers) as the Company's principal independent accountants. The decision to change independent accountants was made by the Audit Committee of the Board of Directors of the Company.

  The report of PricewaterhouseCoopers on the Company's financial statements as of and for the years ended December 31, 1997 and 1996 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. In connection with audits of the financial statements of the Company for the years ended December 31, 1997 and 1996 and during the interim period through the date of PricewaterhouseCoopers' dismissal, there were no disagreements between the Company and PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to PricewaterhouseCoopers' satisfaction, would have caused PricewaterhouseCoopers to make reference to the matter in their report.
Further, during such periods, there were no events of the type required to be reported pursuant to Item 304 (a) (1) (v) of Regulation S-K.

  (b)  Engagement of New Accountant.

  On the date of the dismissal of PricewaterhouseCoopers, the Company appointed Ernst & Young LLP as the Company's new independent accountants. During the two most recent fiscal years and through October 19, 1998, the Company has not consulted with Ernst & Young LLP on items which (1) related to the application of accounting principles to a specified transaction, either completed or proposed or (2) concerned the subject matter of a disagreement or reportable event with the former auditor as described in Regulation S-K Item 304(a).

Item 7.  Financial Information, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of Businesses Acquired.
     Not applicable.

(b)  Pro forma Financial Information.
     Not applicable.

(c)  16.1  Exhibits
     Letter Regarding Change in Independent Accountants.


                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                      Elgin National Industries, Inc.


                      /s/    Wayne J. Conner
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                      Name:   Wayne J. Conner
                      Title: Vice President, Treasurer, and Chief Financial Officer
                      (Duly Authorized Officer and Principal Financial Officer)